EXHIBIT 10-0

                             Arrow Electronics, Inc.
                        Restricted Stock Award Agreement

     THIS AGREEMENT, effective ________ contains the terms of the grant of Restricted Stock by Arrow Electronics, Inc. ("Arrow"), to XXXXXXXXX ("you") under the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan (the "plan").

     The plan and this agreement together provide a complete description of the terms and conditions governing this restricted stock award. If there is any inconsistency between the terms of this agreement and the terms of the plan, the plan's terms will replace the conflicting terms of this agreement. You can only accept and receive the restricted stock award by signing this agreement and returning it to us within 30 days of receipt of this agreement. By signing this agreement, you accept all of its terms. If you do not sign and return this agreement by the date indicated, your restricted stock award will be forfeited. The parties agree as follows:

  1. General Grant Information. You have received the following grant of Restricted Stock:

     a)   Number of Shares of Restricted Stock Granted: XXXX. .

     b)   Date of Grant: ______________

     c) Vesting Period: The shares of restricted stock may not be sold, assigned transferred or otherwise encumbered and are subject to forfeiture until the restrictions to which it is subject lapse, (e.g., it vests), as follows (the period during which the Restricted Stock is subject to restrictions is the "Restriction Period"):
               1. Twenty-five percent (25%) of the Restricted Stock will vest on each of the first, second, third, and fourth anniversaries of the date of grant, but only if you are still employed by Arrow (or one of its subsidiaries or affiliates) on the applicable anniversary.
               2. Any unvested part of the Restricted Stock will vest immediately upon your death, disability, or retirement, but only if you are still employed by Arrow (or one of its subsidiaries or affiliates) at the time of your death, disability, or retirement.
               3. Any unvested portion of the Restricted Stock will vest immediately upon the termination of your employment by Arrow, or by you for good reason, within two (2) years after a change of control of Arrow. This subsection 3 will not apply, however, if you are terminated by Arrow for cause.
               4. Any unvested portion of this Restricted Stock will continue to vest during any military leave of absence (as that term is defined in the then current applicable Arrow Employee Handbook).
               5. If your employment ends for any reason (other than death, disability, retirement, or following a change in control by you for good reason or by the Company for any reason other than cause) before the Restricted Stock fully vests, the unvested portion of the Restricted Stock will be forfeited and there will be no payment or delivery of shares to you related to such forfeited shares of Restricted Stock.
               6.   The terms "cause," "change of control," "disability," "good reason," and "retirement," as used in this Section 1 are
                    defined in Section 8 below.

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  2. Certificate Legend: Each certificate representing Shares of Restricted
Stock granted pursuant to the Plan will be held by Arrow during the Restriction Period and shall bear the following legend:

     "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan, rules of administration adopted pursuant to such plan, and a Restricted Stock Award Agreement dated ___________. A copy of the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan, such rules, and such Restricted Stock Award Agreement may be obtained from the Secretary of Arrow Electronics, Inc."

  3. Removal of Restrictions: Except as may otherwise be provided herein and in the Plan, the Restricted Stock awarded pursuant to this Award Agreement shall become freely transferable upon the date(s) set forth in this Award Agreement. Once the Restricted Stock is no longer subject to any restrictions, Arrow will deliver the appropriate number of shares to you without the legend required by Paragraph 2 of this Award Agreement. Arrow will not have a right of first refusal with respect to Shares delivered to you under this agreement.

  4. Voting Rights and Dividends. During the Restriction Period, you may exercise full voting rights and shall accrue all dividends and other distributions paid with respect to the Shares of Restricted Stock. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as are the Shares of Restricted Stock with respect to which they were paid

  5. Tax Withholding and Payment. Arrow will have the right to deduct or withhold, or require you or your beneficiary to remit to Arrow, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this agreement. At your request, and with the consent of the Committee, Arrow may also satisfy such tax requirements by withholding Shares with a sufficient dollar value (based on the price of shares at the time of the withholding.)

  6. Administration. This agreement and your rights under it are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to whatever rules and regulations the Committee may adopt for the administration of the Plan. You acknowledge that the Committee is authorized to administer, construe, and make all determinations it deems necessary or appropriate to the administration of the Plan and this agreement, all of which will be binding on you. Any inconsistency between this agreement and the Plan will be resolved in favor of the Plan. The full text of the plan, the terms of which are hereby incorporated by reference into this agreement, is available at http://www.planetarrow.com/global/omnibus_incentive_plan.pdf. With the approval of Arrow's Board of Directors, the Committee may terminate, amend, or modify the plan itself, but no such termination, amendment, or modification of the plan may in any way adversely affect your rights under this Agreement without your written consent. In the event there is a change to Arrow's stock, whether as a result of dividend payments, recapitalization, stock splits, merger, consolidation, exchange of shares, or otherwise, the number and class of shares subject to this Restricted Stock award, may (but need not be) equitably adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

  7. Miscellaneous.

  a) This is not an employment contract, and it does not create or evidence any right to continued employment by Arrow. Unless you have a separate, specific agreement, in writing, expressly on the subject, you remain employed at will, which means that either you or Arrow can terminate your employment at any time.

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  b) You may not sell, give or otherwise transfer any interest in the Restricted
    Stock granted to you under this agreement, other than by will or by the laws of descent and distribution.

  c) This Agreement will be governed by, and construed in accordance with the laws of the State of New York. The provisions of this agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable. You, any person claiming under or through you, and Arrow hereby waive to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with the Plan or this agreement.

  8. Definitions. For purposes of this agreement, the following terms will have the meanings set forth below:

  a) It will be deemed to have been for "cause" if the committee determines, in its sole discretion, that you are terminated because you: (i) intentionally fail to perform your duties for Arrow and that failure continues after you receive written warning concerning your failure to perform (this does not mean a mere failure to attain financial goals); (ii) engage in illegal conduct or gross misconduct which is significantly and demonstrably injurious to Arrow; or (iii) you have violated any provision of Arrow's Worldwide Code of Business Conduct and Ethics or of any other written agreement you may have with Arrow. With respect to Non-employee Directors, "cause" is as defined by Arrow's bylaws.

  b) "Change of Control" means any of the following events: (i) any Person (as defined in the plan) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of Arrow's outstanding shares or other securities ordinarily having the right to vote at elections of the directors of Arrow ("Voting Securities"), without the prior express approval of Arrow's then incumbent Board of Directors; or (ii) individuals who constitute the Board on the date of this agreement (and/or individuals whose subsequent nomination or election received the approval of at least three quarters of the then incumbent Board) cease for any reason to constitute at least a majority of the Board; or (iii) any other transaction determined by the Committee to constitute a Change of Control. In no event, however, will a change in control be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in one or more executive officers of Arrow (as defined in Rule 3b-7 under the Exchange
    Act), or a group of Persons which includes one or more executive officers of Arrow, acquiring, directly or indirectly, 30% or more of the combined voting power of Arrow's Voting Securities.

  c) "Disability" means your total and permanent disability as determined by the Committee.

  d) Arrow may add to, subtract from, or otherwise change your duties and responsibilities, or change your title, or relocate you at any time. You will have "good reason" to terminate your employment only if such action is taken during the two year period following a Change of Control and only if any such action substantially lessens your responsibilities or compensation, or involves a move of more than 50 miles, and Arrow does not rescind any such changes within thirty days after your written request

  e) "Retirement" means your retirement under a retirement plan of Arrow, or one of its subsidiaries or affiliates, at or after your normal retirement age or, with the written consent of the Committee, at an early retirement date.

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     The parties have entered into this agreement as of the date first written above by signing where indicated below.

Arrow Electronics, Inc.



By:
     -----------------------
     SVP and General Counsel



----------------------------
Arrow Executive

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